Exhibit 5.1
[Drinker Biddle & Reath LLP Letterhead]
July 14, 2008
Walgreen Co.
200 Wilmot Road
Deerfield, Illinois 60015
Ladies and Gentlemen:
     We have acted as counsel for Walgreen Co., an Illinois corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, for the registration of the sale from time to time of the Company’s debt securities in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), substantially in the form filed as Exhibit 4.3 to the Registration Statement (the “Indenture”).
     For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the form of Indenture and such documents, corporate records, certificates of public officials and other instruments, and have considered such matters of law, as we have deemed appropriate as the basis for the opinions set forth below. We have assumed the authority of the Trustee to enter into the Indenture and to authenticate the Debt Securities, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.
     Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, in our opinion, when the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement, such Indenture and Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).
     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Debt Security, (i) the Board of Directors shall have duly established the terms of such Debt Security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any Debt Security to be established subsequent to the date hereof, the issuance and delivery of such Debt Security or the compliance by the Company with the terms of such Debt Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
     The opinions set forth above are subject to the qualification and limitation that we express no opinion concerning the laws of any jurisdiction other than the laws of the States of Illinois and New York and the federal law of the United States of America.
     This opinion is given as of the date hereof, and we do not undertake to advise you of any facts that come to our attention, or of any change in law that may occur, after the date hereof.
     The opinions expressed above are solely for your benefit and may not be relied upon by any other person or by you in connection with any transaction other than the transaction for which this opinion is furnished without our written consent.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Drinker Biddle & Reath LLP